UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2023

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road Suite B	Solon,	OH	44139
(Address of principal executive offices)			(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EFOI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Sander Securities Purchase Agreement
On June 29, 2023, Energy Focus, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a private placement (the “Private Placement”) an aggregate of 746,875 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price per share of $1.76.
Aggregate gross proceeds to the Company in respect of the Private Placement is approximately $1.3 million, before offering expenses payable by the Company. The Private Placement closed on June 29, 2023.
The Private Placement was priced at fair market value under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). The issuance and sale of the Shares pursuant to the Purchase Agreement are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and were made pursuant to certain exemptions from registration, including Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, in reliance on the representations and covenants of the Purchasers under the Purchase Agreement.
One of the Purchasers is Chiao Chieh (Jay) Huang, a member of the Company’s board of directors (“Board”). Concurrently with finalizing the Private Placement, the Company agreed to appoint each of Kin-Fu Chen, Dr. Shou-Jang Lee, Jason Tien-Chia Tsai, and Dr. Chao-Jen Huang as a director for a term expiring at the 2024 annual meeting of the Company’s stockholders or his earlier resignation, death or removal in accordance with the Company’s Bylaws. As described below, four previous directors voluntarily resigned from the Board on June 28, 2023.

Item 3.02. Unregistered Sales of Equity Securities
The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 28, 2023, the Company received notices of resignation from the following four members of the Board: Jennifer Cheng, Brian Lagarto, Jeffery Parker, and Stephen Socolof. Their terms as directors would have otherwise expired at the 2024 annual meeting of stockholders of the Company. The resignations did not involve any disagreement with the Company.
On July 2, 2023, the remaining members of the Board unanimously appointed the following four new members to the Board: Kin-Fu Chen, Dr. Shou-Jang Lee, Jason Tien-Chia Tsai, and Dr. Chao-Jen Huang. The Board affirmatively determined that, at the time of his appointment, each of the new members of the Board is an independent director under the corporate governance standards of the Nasdaq.
Kin-Fu Chen, age 59, has founded and managed successful real estate and investment companies, including Yun Fu Yu Co. Ltd., which he has been President of since 2008. Mr. Chen has also established and operated multiple industrial companies and tourism hotels, demonstrating strong leadership, financial acumen, and strategic decision-making skills. He served as a board member for Taiwan's largest private school. Mr. Chen contributed to strategic planning, governance, and policy development, and collaborated with fellow board members to ensure the school's growth and success. In working with the Taiwanese government, Mr. Chen has assisted in legislative affairs, including drafting bills, conducting research, and acted as a contact point between the Taiwanese government and the U.S. Congress. He is experienced in facilitating communication and collaborations between legislators and stakeholders. Mr. Chen holds a Master of Diplomacy from National Chengchi University. Mr. Chen was not appointed to any Board committees at this time.
Dr. Shou-Jang Lee, age 59, is a published author and contributor to prominent publications in the field of finance and economics. Dr. Lee previously served as a board member of CPE Co., a fuel storage and transporting company, affiliate with the China Petroleum CPC Corporation, Taiwan. He has held key positions in public administration including serving as the General Director of Planning Department within the Yilan County Government, and Secretary to the County Mayor of Yilan County. He is an accomplished financial journalist with expertise in economic and political news coverage and he is recognized as a member of Taiwan's prestigious national think tank. His leadership and management in public administration has expanded the business and gross income for tourism, manufacturing plants, and agriculture for Yilan county. He is also one of the key persons for developing the newly established Yilan Science Park, while also serving as a trusted advisor to high-ranking government officials and executives in the energy industry. Mr. Lee holds a Ph.D. in Economic Policy from National Chengchi University. Dr. Lee was not appointed to any Board committees at this time.
Jason Tien-Chia Tsai, age 51, is currently Principal of JC Partners Financial Advisory Corporation, a leading financial advisory firm. From 2013 to 2014, Mr. Tsai was the Assistant Manager of Taipei Exchange Corporate Strategy Department, Taiwan Land Development, responsible for banking financing and capital market operations. In 2010, he served at Kontron as a Board Director. From 2009 to 2012, Mr. Tsai served as Deputy General Manager, Financial Advisory Division at Jingshan Securities Hong Kong, managing financial advisory services in Taiwan. From 2004 to 2009, Mr. Tsai served as Chief Financial Officer of Yea Shin Development, a listed company, overseeing financial management and operations. From 1998 to 2003, he served as Examiner of Deloitte, Over-The-Counter Securities Exchange, responsible for reviewing and evaluating listing applications. Mr. Tsai has over 20 years of professional experience in the fields of finance, securities, and financial management. Mr. Tsai received his Bachelor of Accounting from National Chengchi University and his Master of Finance and Banking from Ming Chuan University. Mr. Tsai was appointed to chair the Audit and Finance Committee of the Board.
Dr. Chao-Jen Huang is currently Director of Virtual Integrated Business Center, Policy & Economic Alliance Caring of Earth (PEACE) for establishing international collaboration platforms for global resilience and sustainability. From 2013 to 2021, Dr. Huang acted as the director general and distinguished research fellow of Commerce Development Research Institute in Taiwan. In January 2008, Dr. Huang was promoted to director general of the Taiwan Institute of Economic Research and continued to promote economic affairs and cooperation for public and private sectors where he remained until 2011. In February 2005, he became deputy director of the Institute, primarily responsible for Taiwan free trade agreement study, national southbound policy, cross-strait economic cooperation, and Taiwan-Central America comprehensive economic cooperation. From July 1998 to January 2005, Dr. Huang worked as an associate research fellow at the Taiwan Institute of Economic Research, in charge of Taiwan free trade agreement study, national southbound policy and establishing regular economic forums between Taiwan and other nations. From January 1991 to July 1992, Dr. Huang served as senior staff at the Ministry of Foreign Affairs of Taiwan, where he was responsible for Taiwan-United States diplomatic and business exchanges, and economic and trade negotiations and affairs. Dr. Huang was appointed to chair the Nominating and Corporate Governance Committee of the Board.
Each of the new directors will participate in the Company’s standard director compensation program for non-employee directors, which is described on page 35 of the Company’s Proxy Statement for its 2023 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on May 1, 2023. Concurrently with finalizing the Private Placement discussed above, the Company agreed to appoint the new directors. There are no related persons transactions involving any of the new directors that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Following the resignations and new appointments, the Board also made the following committee assignments:

Nominating and Corporate Governance Committee	Compensation Committee	Audit and Finance Committee
Kaj den Daas	Kaj den Daas	Kaj den Daas
Wen-Jeng Chang	Gina Huang	Wen-Jeng Chang
Gina Huang	Wen-Jeng Chang (Chair)	Jason Tien-Chia Tsai (Chair)
Dr. Chao-Jen Huang (Chair)
Following these committee assignments, the Audit Committee consists of three independent directors in accordance with Nasdaq Listing Rule 5605, which requires that the Company’s Audit and Finance Committee be comprised of at least three directors, all of whom are independent pursuant to the rules of Nasdaq and applicable law.
Item 7.01. Regulation FD Disclosure.
On July 5, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 attached hereto, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit
Number	Description
10.1	Securities Purchase Agreement, dated as of June 29, 2023, between the Company and each purchaser named in the signature pages thereto.
99.1	Press Release dated July 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2023

ENERGY FOCUS, INC.

	By:	/s/ Lesley A. Matt
	Name:	Lesley A. Matt
	Title:	Chief Executive Officer